Pacific Life & Annuity Company PORTFOLIO OPTIMIZATION P.O. Box 2829 • Omaha, NE 68103-2829 www.PacificLifeandAnnuity.com ENROLLMENT AND (800) 748-6907 RIDER REQUEST Use this form to: 6. Enroll in Portfolio Optimization only. Complete Sections 1, 2, 3 and 5. 7. Enroll in Portfolio Optimization and add one or more riders to your annuity contract. Complete all sections. [Graphic Appears Here] 2 PORTFOLIO OPTIMIZATION MODELS Choose one. 3 REBALANCING Optional Your entire contract value will be reallocated to the model you choose, If no selection is made, rebalancing will not occur, unless unless you have an active Dollar Cost Averaging (DCA) program in place. required by certain contracts with optional benefits. These See instructions for further details. contracts will be rebalanced as specified in the prospectus. M Model A M Model B M Model C M Model D M Model E M Quarterly M ; Semiannually M Annually 13. ADD OPTIONAL RIDERS — Check the box(es) to add GPA[5], Lifetime Income Access Plus or GIA Plus to your annuity contract. You must enroll or be enrolled in Portfolio Optimization to add any of these optional benefits. Check with your broker/dealer for availability. A. Rider Options M GPA[5] M Lifetime Income Access Plus M GIA Plus B. The following terms and conditions apply to GPA[5], Lifetime Income Access Plus and GIA Plus: Pacific Life & Annuity must receive this form in good order within 60 days of contract issue for the optional benefits to be effective on the issue date or 30 days after a contract anniversary to be effective on the anniversary date. If this request is not received within these timeframes or the riders are not available for my contract, they will not be added. To qualify for rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life. The rider will terminate the day following the end of the 30 day advance written notice by Pacific Life & Annuity due to a transaction causing all or a portion of the contract value to be allocated outside of the asset allocation program and no instructions to remedy are received. If the riders terminate on a day other than contract anniversary, the annual charge then in effect for the rider will be calculated on a pro-rated basis on the termination date and deducted from the contract on the earlier of contract surrender or next contract anniversary. The annual charge will be waived if the rider terminates as a result of death or annuitization. C. The following additional terms and conditions apply to GPA[5]: An annual charge of 0.25% of the contract value w ill be assessed on each contract anniversary for GPA[5] protection received in the prior contract year. This charge may change if a step-up is elected. Annuitants must be age 80 or younger to purchase GPA[5]. The entire contract value must be invested during the entire 10-year term for the additional amount to be added to your contract. The 10-year term begins on the GPA[5] effective date and cannot go beyond the annuity date. Any withdrawals taken while GPA[5] is in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits and the benefits of GPA[5] on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. D. The following additional terms and conditions apply to Lifetime Income Access Plus: An annual charge of 0.40% of contract value will be assessed on each contract anniversary for Lifetime Income Access Plus protection received in the prior contract year. This charge may change if a reset is elected. Annuitants must be age 85 or younger to purchase Lifetime Income Access Plus. The contract’s standard withdrawal provisions are not changed or replaced by adding the rider. Withdrawals will be subject to the same conditions, restrictions and limitations as other withdrawals under the contract and may impact other contract benefits. Cumulative withdrawals of more than the Protected Payment Amount in a given contract year may result in reduced rider benefits, and the amounts initially protected may no longer be guaranteed. Any withdrawals taken while the riders are in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. The Protected Payment Amount will be paid for life regardless of contract value or remaining protected balance, provided the oldest owner is age 65 at the time of the first withdrawal or at the time of the first withdrawal after the most recent reset. 05/06 N2 [POP] Page 1 of 2 *N2150-6B1*

PORTFOLIO OPTIMIZATION ENROLLMENT AND RIDER REQUEST 4 ADD OPTIONAL RIDERS — Continued E. The following additional terms and conditions apply to GIA Plus: · An annual charge of 0.50% is based on the greater of the guaranteed income base (GIB) or contract value and will be assessed on each contract anniversary for GIA Plus protection received in the prior contract year. · Annuitants must be age 80 or younger to purchase GIA Plus. · The date of purchase is at least 10 years before the elected annuity date. · If the contract is annuitized under GIA Plus, GIA Plus guarantees a minimum fixed income payout. · Withdrawals taken up to 5% of the guaranteed withdrawal base, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce the GIB on a dollar-for-dollar basis. This means the GIB will decrease by the dollar amount of the withdrawal. If more than 5% of the guaranteed withdrawal base is withdrawn, the entire withdrawal is adjusted in accordance with the rider provisions and will reduce the GIB on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. · Any withdrawals taken while GIA Plus is in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits and the GIA step-up value on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. 5 ACKNOWLEDGMENT, AUTHORIZATION AND SIGNATURE(S) — I have discussed this product and/or service with my investment professional and/or tax adviser, and believe the selections meet my insurable needs, financial objectives and risk tolerance. I have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including their benefits and risks. I            understand that: (a) I am directing that my initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that I selected in Section 2. I also direct that subsequent purchase payments, if allowed by my contract, be allocated according to this model, as it may be modified from time to time, unless I instruct otherwise in writing. (b) I may utilize investment tools made available by Pacific Life & Annuity for selecting a Portfolio Optimization Model but I understand that it is my decision, in consultation with my investment professional, to select a model. Pacific Life & Annuity bears no responsibility for this decision. (c) Participation in Portfolio Optimization is no guarantee against market loss. (d) Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). I have read the prospectus and understand that my model may be automatically updated. I grant Pacific Life limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate my contract value in accordance with the Portfolio Optimization Model I have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with my consent, although Pacific Life may assume consent if it provides advance notice and I do not object.
(For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (e) I will receive transaction confirmations of the annual automatic updates, if applicable. (f) I will notify my investment professional if my financial situation and risk profile changes to determine if I need to change to a different Portfolio Optimization Model. In addition, I should periodically review, in consultation with my investment professional, my financial situation and risk profile to determine if I need to change Portfolio Optimization Models. (g) I may withdraw from Portfolio Optimization at any time, however, if I have purchased GPA[5], Lifetime Income Access Plus or GIA Plus, the riders will terminate if I withdraw from Portfolio Optimization. (h) Portfolio Optimization may be terminated at any time. Pacific Life & Annuity has no contractual obligation to continue the program. (i) Withdrawals and other distributions of taxable amounts will be subject to income tax, and if taken prior to age 591/ 2 , a 10% federal tax may apply. (j) If adding GPA[5] to my contract, I agree to the terms and conditions in Section 4B and 4C. (k) If adding Lifetime Income Access Plus to my contract, I agree to the terms and conditions in Sections 4B and 4D. (l) If adding GIA Plus to my contract, I agree to the terms and conditions in Sections 4B and 4E. I agree that if I am providing this form by fax, it is as valid as the original. Owner’s Signature mo day yr Joint Owner’s Signature (if applicable) mo day yr 05/06 N2 [POP] Page 2 of 2 *N2150-6B2*

INSTRUCTIONS 1 General Information: Provide the owner’s name, daytime telephone number and annuity contract number, if known. Portfolio Optimization Models: To enroll in Portfolio Optimization, choose the model that is consistent with your particular level of 2 risk. Only one model may be selected. Your investment professional should assess the model for suitability to make sure the model selected is appropriate to your investment goals and financial situation. If you presently have a DCA program and the source investment option is in a Portfolio Optimization Model, your DCA program will be discontinued. If your investment goals and/or financial situation change, consult your investment professional. The current Portfolio Optimization Models are summarized below. Refer to the product’s prospectus for more information. Portfolio Optimization Model Allocations (Investment Options) Model A            Model B            Model C            Model D            Model E International Value 3 % International Value 5 % International Value 5 % International Value 5 % International Value 12 % Diversified Research 2 % Diversified Research 4 % International Small-Cap 2 % International Small-Cap 3 % International Small-Cap 3 % Short Duration Bond 23 % American Funds Growth 2 % Diversified Research 4 % Diversified Research 4 % Diversified Research 4 % Diversified Bond 6 % Short Duration Bond 12 % American Funds Growth-Income 3 % American Funds Growth-Income 5 % American Funds Growth-Income 8 % American Funds Growth 3 % American Funds Growth 6 % American Funds Growth 8 % Mid-Cap Value 4 % Diversified Bond 5 % Short Duration Bond 2 % Short Duration Bond 8 % Growth LT 3 % International Large-Cap 2 % Mid-Cap Value 6 % Diversified Bond 2% ® Diversified Bond 3 % Mid-Cap Value 10 % Main Street Core 8 % Large-Cap Growth 5 % Growth LT 3 % Growth LT 3 % Large-Cap Growth 4 % Managed Bond 17 % International Large-Cap 6 % Mid-Cap Value 12 % Mid-Cap Value 8 % International Large-Cap 13 % Inflation Managed 16 % Small-Cap Value 2 % Large-Cap Growth 4 % Large-Cap Growth 5 % Equity Index 4 % Money Market 8 % Main Street® Core 7 % International Large-Cap 13 % International Large-Cap 8 % Small-Cap Index 2 % Equity Index 4 % High Yield Bond 5 % Managed Bond 14 % Equity Index 2 % Small-Cap Index 2 % Fasciano Small Equity 3 % Large-Cap Value 4 % Inflation Managed 13 % Small-Cap Value 2 % Fasciano Small Equity 2 % Main Street® Core 2 % Comstock 2 % Money Market 4 % Main Street® Core 6 % Main Street® Core 4 % Emerging Markets 4 % High Yield Bond 4 % Emerging Markets 3 % Emerging Markets 4 % Large-Cap Value 6 % Large-Cap Value 5 % Managed Bond 11 % Managed Bond 3 % Comstock 4 % Comstock 4 % Inflation Managed 11 % Inflation Managed 6 % Mid-Cap Growth 3 % Mid-Cap Growth 2 % High Yield Bond 2 % Large-Cap Value 6 % Real Estate 5 % Large-Cap Value 5 % Comstock 4 % VN Small-Cap Value 2 % Comstock 4 % Mid-Cap Growth 3 % Mid-Cap Growth 2 % Real Estate 3 % Lower Risk            Higher Risk Less Volatile 1/4 1/4 More Volatile 3 Rebalancing (Optional): Your portfolio can be rebalanced either quarterly, semiannually or annually to maintain the asset allocations in the Portfolio Optimization Model you have selected. Choose one rebalancing frequency. 4 Add Optional Riders: If you are adding a rider to your contract, review the terms and conditions in this section before checking the appropriate box and signing the form. The riders are available with the products shown below. Refer to the applicable product’s prospectus for more information.
Available Products: · Pacific Innovations Select · Pacific Value · Pacific Odyssey · Pacific Portfolios 5 Acknowledgment, Authorization and Signature(s): The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign. 05/06 N2150-6B